Filed Pursuant to Rule 433(a)
Registration Statement Nos. 333-129972 and
333-129972-01

Computational Materials

$1,397,200,000

(Approximate)

Accredited Mortgage Loan Trust 2006-2

Asset-Backed Notes

Accredited Home Lenders, Inc.

(Sponsor and Servicer)

IMPORTANT NOTICE REGARDING THE CONDITIONS

FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/1017017/000119312505123596/ds3a.htm

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

$1,397,200,000

(Approximate)(1)(4)

Accredited Mortgage Loan Trust 2006-2

Asset-Backed Notes

Overview of the Notes

Notes	Approximate Note Principal Balance(1) (4)	Credit Enhancement (Initial / Fully Funded)	Interest Rate	Estimated WAL (yrs) (Call / Mat)(2)	Principal Payment Window (Call / Mat)(2) (3)	Expected S&P/Moody’s Ratings
A-1	559,514,000	15.05 / 17.30	LIBOR + [ ]%	0.95 / 0.95	07/06 - 04/08 / 07/06 - 04/08	AAA/Aaa
A-2	158,862,000	15.05 / 17.30	LIBOR + [ ]%	2.00 / 2.00	04/08 - 09/08 / 04/08 - 09/08	AAA/Aaa
A-3	289,467,000	15.05 / 17.30	LIBOR + [ ]%	3.25 / 3.25	09/08 - 06/11 / 09/08 - 06/11	AAA/Aaa
A-4	181,457,000	15.05 / 17.30	LIBOR + [ ]%	6.41 / 7.91	06/11 - 05/13 / 06/11 - 09/22	AAA/Aaa
M-1	41,300,000	12.10 / 14.35	LIBOR + [ ]%	4.82 / 5.37	11/09 - 05/13 / 11/09 - 07/19	AA+/Aa1
M-2	37,100,000	9.45 / 11.70	LIBOR + [ ]%	4.78 / 5.31	10/09 - 05/13 / 10/09 - 12/18	AA+/Aa2
M-3	23,800,000	7.75 / 10.00	LIBOR + [ ]%	4.76 / 5.27	09/09 - 05/13 / 09/09 - 04/18	AA/Aa3
M-4	20,300,000	6.30 / 8.55	LIBOR + [ ]%	4.75 / 5.23	09/09 - 05/13 / 09/09 - 10/17	AA/A1
M-5	20,300,000	4.85 / 7.10	LIBOR + [ ]%	4.74 / 5.19	08/09 - 05/13 / 08/09 - 04/17	AA-/A2
M-6	17,500,000	3.60 / 5.85	LIBOR + [ ]%	4.73 / 5.13	08/09 - 05/13 / 08/09 - 09/16	A+/A3
M-7	15,400,000	2.50 / 4.75	LIBOR + [ ]%	4.73 / 5.08	08/09 - 05/13 / 08/09 - 02/16	BBB+/Baa1
M-8	10,500,000	1.75 / 4.00	LIBOR + [ ]%	4.72 / 5.01	07/09 - 05/13 / 07/09 - 06/15	BBB/Baa2
M-9	21,700,000	0.20 / 2.45	LIBOR + [ ]%	4.71 / 4.87	07/09 - 05/13 / 07/09 - 12/14	BBB-/Baa3

(1)	The principal balances of the notes are calculated using the scheduled principal balances of the closing date mortgage loan pool as of the Cut-off Date plus the Pre-Funded Amount.
(2)	Assuming payment based on the prepayment pricing speeds outlined in “Key Terms - Pricing Prepayment Assumption” and to Optional Clean-up Call.
(3)	The Last Scheduled Payment Date for the notes is the Payment Date in September 2036.
(4)	The initial principal balance of the notes will be subject to an upward or downward variance of no more than approximately 5%.

Selected Mortgage Pool Data (5)

	Adjustable	Fixed	Aggregate
Scheduled Principal Balance ($):	$409,532,720	$426,186,401	$835,719,121
Number of Mortgage Loans:	2,051	2,715	4,766
Average Scheduled Principal Balance ($):	$199,675	$156,975	$175,350
Weighted Average Gross Coupon (%):	8.230%	7.445%	7.829%
Weighted Average Net Coupon (%): (6)	7.730%	6.945%	7.329%
Weighted Average FICO Score:	624	638	631
Weighted Average Original LTV Ratio (%) (7):	79.16%	74.50%	76.78%
Weighted Average Stated Remaining Term (mos.):	358	344	351
Weighted Average Seasoning (mos.):	2	2	2
Weighted Average Months to Roll: (8)	28	N/A	28
Weighted Average Gross Margin (%): (8)	5.373%	N/A	5.373%
Weighted Average Initial Rate Cap (%): (8)	1.497%	N/A	1.497%
Weighted Average Periodic Rate Cap (%) : (8)	1.497%	N/A	1.497%
Weighted Average Gross Maximum Lifetime Rate (%): (8)	15.229%	N/A	15.229%

(5)	All percentages calculated herein are percentages of scheduled principal balance of the initial mortgage loan pool, as of the Cut-off Date, unless otherwise noted.
(6)	The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the servicing fee.
(7)	LTV in this table and hereafter will be defined as LTV for first lien loans and CLTV for second lien loans.
(8)	Calculated based on the aggregate scheduled principal balance of the initial adjustable rate mortgage loans, as of the Cut-off Date.

Time Table

Closing Date:	On or about June 29, 2006

Cut-off Date:	For each Mortgage Loan, generally the later of (i) the close of business on June 1, 2006, and (ii) the date of origination of such Mortgage Loan, or such other date as specified in the related subsequent transfer instrument.

Pricing Date:	Week of June 5, 2006

First Payment Date:	July 25, 2006

Final Stated Maturity Date:	Payment Date in September 2036

Key Terms

Offered Notes:	Class A Notes and Class M Notes

Class A Notes:	Class A-1, A-2, A-3 and A-4 Notes

Class M Notes:	Class M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8 and M-9 Notes

Issuing Entity:	Accredited Mortgage Loan Trust 2006-2. The Issuing Entity will be expected to be a Delaware statutory trust and wholly owned by the Seller.

Servicer:	Accredited Home Lenders, Inc.

Depositor:	Accredited Mortgage Loan REIT Trust, a Maryland real estate investment trust

Lead Manager:	Goldman Sachs

Co-Managers:	Credit Suisse, Bear Stearns, Merrill Lynch, UBS

Indenture Trustee:	Deutsche Bank National Trust Company

Owner Trustee:	U.S. Bank Trust National Association

Swap Provider:	Barclays Bank PLC

Servicing Fee:	50.0 bps

Trustee Fee:	0.03 bps

Payment Date:	25th day of the month, or if the 25th day of the month is not a business day, the next business day.

Record Date:	For any Payment Date, the last business day immediately preceding the related Payment Date.

Delay Days:	0 day delay

Prepayment Period:	For any Payment Date, the period commencing on the 16th day of the month preceding the month in which the Payment Date occurs (or in the case of the first Payment Date, the Cut-off Date) and ending on the 15th day of the month in which such Payment Date occurs.

Due Period:	For any Payment Date, the period commencing on the 2nd business day of the month preceding the month in which the Payment Date occurs and ending on the 1st day of the month in which such Payment Date occurs.

Day Count:	Actual/360 basis.

Interest Accrual Period:	For any Payment Date, the period commencing on the prior Payment Date (or in the case of the first Payment Date, from the Closing Date) and ending on the day preceding such Payment Date.

Pricing Prepayment Assumption:

Adjustable-rate Mortgage Loans are assumed to prepay at 5% CPR in month 1 of the life of the loan, building linearly to 30% CPR in month 12, 30% CPR from month 12 to month 24, 60% CPR from month 25 to 27, and 35% CPR in month 28 and thereafter.

Fixed-rate Mortgage Loans are assumed to prepay at 5% CPR in month 1 of the life of the loan, building linearly to 24% CPR over 12 months, and remaining at 24% CPR thereafter.

The Mortgage Loans:	The notes represent obligations of the issuing entity and will be secured by conventional, first and second lien, fixed and adjustable rate, fully amortizing, interest only and balloon, residential mortgage loans having a total principal balance as of the closing date, of approximately $1,050,000,000 (the “Closing Date Mortgage Loans”). The initial mortgage loans have an aggregate principal balance as of their initial cut-off date of approximately $835,719,121, or approximately 79.59% of the closing date mortgage loan pool (the “Initial Mortgage Loans”). The depositor expects the additional mortgage loans to be added to the issuing entity on the closing date to have an aggregate principal balance as of their cut-off date of approximately $214,280,879, or approximately 20.41% of the closing date mortgage loan pool.

Pre-Funding Account:

The Depositor will deposit up to approximately $350,000,000 (the “Pre-funding Amount”), into an account (the “Pre-funding Account”). Funds on deposit in the Pre-funding Account will be used from time to time to acquire “Subsequent Mortgage Loans” during the Pre-funding Period. It is expected that the composition and characteristics of the Subsequent Mortgage Loans will be similar to those of the Initial Mortgage Loans in all material respects.

The “Pre-funding Period” commences on the Closing Date and ends on the earlier of (i) the date on which the amount on deposit in the Pre-funding Account is less than $185,000 and (ii) August 28, 2006.

To the extent that the Issuing Entity does not fully use amounts on deposit in the Pre-funding Account to purchase Subsequent Mortgage Loans by the end of the Pre-funding Period, the Issuing Entity will apply the remaining amounts as a prepayment of principal to the related Notes on the Payment Date immediately following the end of the Pre-funding Period. Although no assurance is possible, it is not anticipated that a material amount of principal will be prepaid on the Notes from amounts in the Pre-funding Account.

Delinquency Advances:	The Servicer will advance principal and interest, subject to recoverability.

Compensating Interest:	For any Payment Date, the Servicer will fund an amount equal to the lesser of (i) the aggregate of the prepayment interest shortfalls on the mortgage loans for the related Payment Date resulting from principal prepayments in full during the related Prepayment Period and (ii) its aggregate Servicing Fee with respect to the related Due Period.

Optional Clean-up Call:	The transaction has a 10% optional clean-up call, based upon the note principal balance (after applying the current period’s distributions) divided by the original note principal balance.

Denomination:	$25,000 and integral multiples of $1,000 in excess thereof. Minimum investment amount must be $100,000.

Registration:	Book-entry through DTC, Euroclear and Clearstream.

SMMEA Eligibility:	The notes are not expected to be SMMEA eligible.

ERISA Eligibility:	The notes are expected to be ERISA eligible.

Tax Treatment:	Debt for federal income tax purposes.

Credit Enhancement:

1.      Excess spread, after taking into account certain payments received or paid by the Issuing Entity pursuant to the interest rate swap agreement

2.      Prepayment penalties

3.      Overcollateralization

4.      Subordination, if applicable

Interest Distributions on the Notes

On each Payment Date, Available Funds will be allocated in the following priority:

(i)	from Available Funds, to the Swap Provider all net swap payments and swap termination payments (other than a Defaulted Swap Termination Payment) owed to the Swap Provider pursuant to the swap agreement;

(ii)	from the Distributable Interest Amount, to the Class A-1, A-2, A-3 and A-4 Notes, concurrently, their Accrued Note Interest and any unpaid Accrued Note Interest from prior Payment Dates allocated based on their entitlement to those amounts; and

(iii)	from any remaining Distributable Interest Amount, to the Class M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8 and M-9 Notes, sequentially and in that order, their Accrued Note Interest.

Definitions Related to Interest Distributions

Accrued Note Interest. For any Payment Date and each class of notes, the amount of interest accrued during the related Interest Accrual Period on the related Class Note Balance immediately prior to such Payment Date at the related Interest Rate, as reduced by any net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act provided, however that in the case of any Class M Note, such amount shall be reduced by the amount described in clause (a) in the definition of Deferred Interest allocated to such class.

Available Funds. For any Payment Date, the sum of the following amounts: (i) all scheduled collections of principal and interest on the mortgage loans due and received by the Servicer during the related Due Period, (ii) all partial prepayments other than pay-aheads of principal and other amounts collected on account of principal, including net REO proceeds, net liquidation proceeds and insurance proceeds, if any, collected by the Servicer during the previous calendar month, (iii) all principal prepayments in full collected by the Servicer during the related Prepayment Period, (iv) all Delinquency Advances made with respect to payments due to be received on the mortgage loans during the related Due Period and Compensating Interest paid, by the Servicer, (v) any other amounts required to be placed in the collection account by the Servicer pursuant to the sale and servicing agreement, (vi) any net swap payment received from the Swap Provider, (vii) the proceeds from repurchases of mortgage loans, (viii) with respect to the Payment Date immediately following the end of the Pre-Funding Period, any remaining funds in the Pre-Funding Account, and (ix) all proceeds received with respect to any Optional Clean-up Call; net of certain amounts such as servicing fees and reimbursement to the Servicer for advances.

Available Funds Cap. For any Payment Date and any class of notes, a per annum rate equal to the quotient of (i) the product of (a) the Distributable Interest Amount for such Payment Date multiplied by (b) the quotient of (I) 360 divided by (II) the actual number of days in the Interest Accrual Period, divided by (ii) the aggregate Adjusted Class Note Balance of all classes of notes on the first day of the Interest Accrual Period (after taking into account payments of principal on such day).

Basis Risk Carry Forward Amount. For any Payment Date, and any class of notes, the sum of: (i) the excess, if any, of interest that would otherwise be due on such class of notes at such notes’ applicable Interest Rate (without regard to the Available Funds Cap) over interest due on such class of notes at a rate equal to the Available Funds Cap, (ii) any Basis Risk Carry Forward Amount for such class remaining unpaid from prior Payment Dates and (iii) interest on the amount in clause (ii) at such notes’ applicable Interest Rate (without regard to the Available Funds Cap).

Defaulted Swap Termination Payment. Any termination payment required to be made by the Issuing Entity to the Swap Provider pursuant to the swap agreement as a result of (a) a default with respect to which the Swap Provider is the defaulting party, (b) a termination event (other than illegality or tax event) with respect to which the Swap Provider is the sole affected party, (c) a termination resulting from a downgrade event with respect to the Swap Provider, or (d) a termination resulting from the failure of the swap provider to provide certain information required by Regulation A/B.

Distributable Interest Amount. For any Payment Date, the Interest Remittance Amount, plus (a) any swap receipts and minus (b) any swap outflows.

Interest Rate. For each class of notes, the lesser of (i) one-month LIBOR plus the related margin (subject to the Step-Up Coupon provisions below), and (ii) the Available Funds Cap.

Interest Remittance Amount. For any Payment Date, the portion of Available Funds attributable to interest received or advanced on the mortgage loans less the Servicing Fee to the extent not retained by the Servicer and certain indemnification liabilities of the Issuing Entity to the Indenture Trustee and the Owner Trustee.

Retained Swap Termination Payment. In the event that the Issuing Entity receives a swap termination payment, and a successor Swap Provider cannot be obtained, then the Indenture Trustee will be required to deposit the swap termination payment into a reserve account. On each subsequent Payment Date (so long as funds are available in such reserve account), the Indenture Trustee will be required to withdraw from such reserve account and deposit into the Payment Account an amount equal to the amount of any net swap payment due the Issuing Entity (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a net swap payment for purposes of determining the distributions from the Payment Account. The remaining amount in the reserve account will remain in that account and not treated as a swap termination payment for purposes of determining the payments from the Payment Account until the date on which the last payment on the swap is expected to be received, at which time the amount then on deposit therein will be transferred to the Payment Account and treated as part of Available Funds.

Step-Up Coupons. For each class of notes, the coupon margin will increase after the Optional Clean-Up Call is first exercisable, should the call not be exercised. The margin for the Class A Notes will increase to 2 times the margin at issuance and the margin for the Class M Notes will increase to 1.5 times the margin at issuance.

Unpaid Interest Shortfall Amount. With respect to each class of Notes, is equal to any unpaid Accrued Note Interest from prior Payment Dates, with interest accrued thereon at the related Interest Rate.

Principal Distributions on the Notes

On each Payment Date (A) prior to the Step-Down Date or (B) on which a Trigger Event is in effect, principal distributions will be allocated from the remaining Available Funds after payment of amounts described under “Interest Distributions on the Notes” up to the Principal Distribution Amount as follows:

(i)	to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, sequentially and in that order, the Principal Distribution Amount, until their respective Class Note Balances have been reduced to zero; and

(ii)	to the Class M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8 and M-9 Notes, sequentially and in that order, until their respective Adjusted Class Note Balances have been reduced to zero.

On each Payment Date (A) on or after the Step-Down Date and (B) on which a Trigger Event is not in effect, principal distributions will be allocated from the remaining Available Funds after payment of amounts described under “Interest Distributions on the Notes” up to the Principal Distribution Amount as follows:

(i)	to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, sequentially and in that order, up to the amount required to achieve the Targeted Credit Enhancement Percentage for the Class A Notes in the aggregate; and

(ii)	to the Class M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8 and M-9 Notes, sequentially and in that order, until the credit enhancement supporting each class is equal to the related Targeted Credit Enhancement Percentage for such Payment Date.

Definitions Related to Principal Distributions

Adjusted Class Note Balance. For any class of notes and any payment date, the Class Note Balance of that class minus any Principal Deficiency Amount allocated for such class, in each case, immediately prior to that payment date.

Basic Principal Distribution Amount. On any Payment Date, the excess of (i) the Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any.

Credit Enhancement Percentage. For any class of notes on any Payment Date, the percentage obtained by dividing (x) the aggregate Adjusted Class Note Balance of the class or classes subordinate thereto (including any Overcollateralization Amount, and taking into account distributions of the Principal Distribution Amount for such Payment Date) by (y) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related Due Period.

Target Credit Enhancement Percentage

Class	On and after Step-Down Date
A	34.60%
M-1	28.70%
M-2	23.40%
M-3	20.00%
M-4	17.10%
M-5	14.20%
M-6	11.70%
M-7	9.50%
M-8	8.00%
M-9	4.90%

Extra Principal Distribution Amount. For any Payment Date, the lesser of (i) the sum of (a) the excess of (x) the Distributable Interest Amount for such Payment Date over (y) the sum of interest payable on the notes on such Payment Date and (b) the amount of any prepayment penalties collected during the related Prepayment Period and (ii) the Overcollateralization Deficiency for such Payment Date.

Excess Subordinated Amount. For any Payment Date, the lesser of (x) the Principal Remittance Amount for such Payment Date and (y) the excess, if any of (i) the Overcollateralization Amount over (ii) the Target Overcollateralization Amount for such Payment Date.

Overcollateralization Amount. For any Payment Date, the amount, if any, by which (x) the aggregate scheduled principal balance of the mortgage loans and amounts in the Pre-Funding Account as of the end of the related Due Period exceeds (y) the aggregate Adjusted Class Note Balance of the notes, after giving effect to payments on such Payment Date.

Overcollateralization Deficiency. For any Payment Date, the amount, if any, by which (x) the Target Overcollateralization Amount for such Payment Date exceeds (y) the Overcollateralization Amount for such Payment Date, calculated for this purpose after giving effect to the reduction on such Payment Date of the Adjusted Class Note Balances as of the notes resulting from the payment of the Principal Remittance Amount on such Payment Date.

Principal Distribution Amount. On any Payment Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Principal Remittance Amount. On any Payment Date, the sum of

(i)	all scheduled collections of principal due and received by the Servicer during the related Due Period or advanced by the Servicer for the related servicer remittance date,

(ii)	the principal portion of all full prepayments received during the related Prepayment Period,

(iii)	the principal portion of all partial prepayments, including net REO proceeds, net liquidation proceeds and net insurance proceeds received during the prior month,

(iv)	the principal portion of the repurchase price for any repurchased mortgage loans,

(v)	the principal portion of substitution adjustments received in connection with the substitution of a mortgage loan as of such Payment Date,

(vi)	the principal portion of the proceeds received if the Optional Clean-Up Call is exercised or if the Trust is terminated,

(vii)	subsequent recoveries received (net of reimbursable expenses) on the mortgage loans, and

(viii)	on the Payment Date after the end of the Pre-Funding Period, any remaining amounts in the Pre-Funding Account.

Senior Credit Enhancement Percentage. The Credit Enhancement Percentage for the Class A Notes.

Step-Down Date. The earlier of (A) the date on which the aggregate Class Note Balance of the Class A Notes have been reduced to zero and (B) the later to occur of:

(x) the Payment Date occurring in July 2009; and

(y) the first Payment Date on which the Senior Credit Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries on the mortgage loans during the related Due Period, but before giving effect to payments on any of the notes on such Payment Date) for the Class A Notes is greater than or equal to 34.60%.

Target Overcollateralization Amount. For any Payment Date, (a) prior to the Step-Down Date, approximately 2.45% of the aggregate scheduled principal balance of the initial mortgage loans as of the Cut-off Date and the Pre-Funding Amount on the Closing Date and (b) on or after the Step-Down Date, so long as a Trigger Event is not in effect, approximately 4.90% of the aggregate scheduled principal balance of the mortgage loans and the Pre-Funding Amount as of the last day of the related Due Period, subject to a floor equal to 0.50% of the aggregate scheduled principal balance of the initial mortgage loans as of the Cut-off Date and the Pre-Funding Amount on the Closing Date. If a Trigger Event is in effect, then the Target Overcollateralization Amount will equal the Target Overcollateralization Amount as of the prior Payment Date.

Allocation of Net Monthly Excess Cashflow

For any Payment Date, any Available Funds remaining after making all payments of accrued interest and principal as described above will be deemed “Net Monthly Excess Cashflow” and paid as follows:

(i)	to the Class M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8 and M-9 Notes, sequentially and in that order, any Principal Deficiency Amount allocated for each such class;

(ii)	to the Class M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8 and M-9 Notes, sequentially and in that order, their Unpaid Interest Shortfall Amount;

(iii)	concurrently, any Basis Risk Carry Forward Amount to each class of Class A Notes, pro rata based on each class’ respective Basis Risk Carry Forward Amount, together with any net prepayment interest shortfalls and any shortfalls resulting from the application of the Relief Act allocated to such class of notes pursuant to the definition of “Accrued Note Interest”;

(iv)	to the Class M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8 and M-9 Notes, sequentially and in that order, any Basis Risk Carry Forward Amount for such classes, together with any net prepayment interest shortfalls and any shortfalls resulting from the application of the Relief Act allocated to such class of notes pursuant to the definition of “Accrued Note Interest”;

(v)	to the Class M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8 and M-9 Notes, sequentially and in that order, any Deferred Interest in respect of any Principal Deficiency Amount allocated to such classes;

(vi)	to the Swap Provider, any Defaulted Swap Termination Payment; and

(vii)	to the trust certificates, any remaining amounts.

All realized losses on the mortgage loans will be allocated on each Payment Date first to excess cash flow, second to prepayment penalties, and third, in reduction of the overcollateralization amount. Realized losses will not be allocated to the notes, however if excess cash flow and overcollateralization are insufficient to absorb realized losses a Principal Deficiency Amount will be created with respect to the Class M Notes, applied in reverse order of seniority.

Deferred Interest. For any class of Class M notes and any Payment Date, the sum of (a) the aggregate amount of interest accrued at the related Interest Rate during the related Interest Accrual Period on the portion of the Principal Deficiency Amount allocated to that class, (b) any amounts described in clause (a) for such class for prior Payment Dates that remain unpaid, and (c) interest accrued at the related Interest Rate for the Interest Accrual Period related to such Payment Date on the amount in clause (b).

Principal Deficiency Amount. For any Payment Date, the excess, if any, of the aggregate Class Note Balance of the notes, immediately prior to such Payment Date over the aggregate scheduled principal balance of the mortgage loans and the Pre-Funding Amount as of the first day of the related Due Period. The total Principal Deficiency Amount will be allocated among the Class M Notes in reverse order of seniority.

Unpaid Interest Shortfall Amount. With respect to each class of Class M Notes, is equal to any unpaid Accrued Note Interest from prior Payment Dates, with interest accrued thereon at the related Interest Rate.

Trigger Events

A Trigger Event is in effect on any Payment Date if (i) on that Payment Date the 60+ day delinquency rolling average equals or exceeds 44.35% of the Senior Credit Enhancement Percentage (the 60+ day delinquency rolling average will equal the rolling 3 month average percentage of mortgage loans that are 60 or more days delinquent including mortgage loans in foreclosure and all REO property) or (ii) during such period, the aggregate amount of realized losses incurred (less any subsequent recoveries) since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate scheduled principal balance of the initial mortgage loans as of the Cut-off Date and the Pre-Funding Amount on the Closing Date (the “Cumulative Realized Loss Percentage”) exceeds the amounts set forth below:

Payment Dates	Cumulative Realized Loss Percentage
July 2008 to June 2009	1.10% for the first month, plus an additional 1/12th of 1.45% for each month thereafter
July 2009 to June 2010	2.55% for the first month, plus an additional 1/12th of 1.55% for each month thereafter
July 2010 to June 2011	4.10% for the first month, plus an additional 1/12th of 1.25% for each month thereafter
July 2011 to June 2012	5.35% for the first month, plus an additional 1/12th of 0.65% for each month thereafter
July 2012 and thereafter	6.00%

Swap Agreement

On the Closing Date, the Indenture Trustee will enter into a Swap Agreement with an initial notional amount of approximately $1,379,000,000 that will amortize approximately in accordance with the schedule shown below. Under the Swap Agreement, the Issuing Entity shall be obligated to pay an amount equal to a per annum rate of 5.25% (on an actual/360 basis) on the swap notional amount to the Swap Provider and the Issuing Entity will be entitled to receive a per annum rate equal to One-Month LIBOR (on an actual/360 basis) on the swap notional amount from the Swap Provider, on each Payment Date, accrued during the swap accrual period, until the swap is retired. Only the net amount of the two obligations above will be paid by the appropriate party.

Period	Approximate Notional Balance ($)	Period	Approximate Notional Balance ($)
1	1,379,000,000	31	455,334,516
2	1,362,377,298	32	437,095,362
3	1,342,055,686	33	419,552,235
4	1,318,672,612	34	402,677,313
5	1,292,090,644	35	386,444,221
6	1,262,776,167	36	370,835,378
7	1,230,450,708	37	355,817,204
8	1,195,608,834	38	355,817,204
9	1,158,217,160	39	348,717,541
10	1,117,950,935	40	336,204,350
11	1,076,407,080	41	324,161,206
12	1,036,036,209	42	312,573,074
13	998,190,269	43	301,418,240
14	962,485,869	44	290,679,686
15	928,019,084	45	280,341,117
16	894,746,414	46	270,386,906
17	862,625,915	47	260,802,116
18	831,617,130	48	251,572,492
19	801,681,048	49	242,684,046
20	772,771,386	50	234,123,551
21	744,825,909	51	225,878,315
22	717,611,559	52	217,936,160
23	687,164,345	53	210,285,433
24	639,404,926	54	202,914,999
25	595,642,122	55	195,813,978
26	558,350,148	56	188,972,029
27	535,866,226	57	182,379,214
28	514,530,357	58	176,025,997
29	494,018,450	59	169,902,760
30	474,298,760	60	163,992,211
		61 onwards	0

Available Funds Cap Schedule (1)(2)

PERIOD	CAP RATE (%)	PERIOD	CAP RATE (%)
1	23.0284	43	19.3525
2	21.6579	44	19.2563
3	21.6227	45	20.1343
4	21.8172	46	19.1199
5	21.5276	47	19.6867
6	21.7040	48	19.3165
7	21.3937	49	19.5370
8	21.3100	50	19.1282
9	21.9863	51	19.0347
10	21.1121	52	19.2606
11	21.2349	53	19.0442
12	20.8770	54	19.3035
13	21.0119	55	18.8940
14	20.6776	56	18.8032
15	20.5810	57	19.7325
16	20.7269	58	18.6300
17	20.3900	59	18.9873
18	20.5353	60	18.6000
19	20.1965	61	9.8967
20	20.0982	62	9.5569
21	20.5113	63	9.5371
22	19.9958	64	9.8353
23	20.3861	65	9.5027
24	19.8375	66	9.7989
25	19.8284	67	9.4628
26	19.3514	68	9.4428
27	19.2570	69	10.0735
28	19.4857	70	9.4050
29	19.3650	71	9.7030
30	19.5341	72	9.3706
31	19.1555	73	9.6629
32	19.0475	74	9.3317
33	19.8145	75	9.3130
34	18.9193	76	9.6048
35	19.5628	77	9.2804
36	19.2126	78	9.5703
37	19.3975	79	9.2427
38	19.1005	80	9.2238
39	19.1819	81	10.1918
40	19.4511	82	9.1877
41	19.5019	83	9.4777
42	19.7519

(1)	Assumes One-Month LIBOR and Six-Month LIBOR remain constant at 20.00%.
(2)	Schedule shown to Call.

Available Excess Spread (1)(2)

PERIOD	EXCESS SPREAD (%)	PERIOD	EXCESS SPREAD (%)
1	2.8457	43	2.9282
2	2.0008	44	2.9159
3	2.0554	45	3.4379
4	2.2907	46	2.8936
5	2.1598	47	3.0663
6	2.3946	48	2.8762
7	2.2714	49	3.0419
8	2.3331	50	2.8518
9	2.9237	51	2.8392
10	2.4440	52	3.0075
11	2.5987	53	2.8233
12	2.4285	54	2.9903
13	2.6155	55	2.7993
14	2.4413	56	2.7864
15	2.4405	57	3.3113
16	2.6162	58	2.7591
17	2.4343	59	2.6743
18	2.6077	60	2.4776
19	2.4262	61	2.5262
20	2.4252	62	2.3265
21	2.7828	63	2.3109
22	2.4761	64	2.4847
23	3.1510	65	2.2977
24	3.0030	66	2.4682
25	3.1392	67	2.2727
26	2.7481	68	2.2568
27	2.7088	69	2.6167
28	2.9450	70	2.2358
29	2.9092	71	2.4148
30	3.0847	72	2.2174
31	2.9053	73	2.3900
32	2.9014	74	2.1900
33	3.4261	75	2.1793
34	2.8931	76	2.3524
35	3.0585	77	2.1590
36	2.8555	78	2.3329
37	3.0267	79	2.1363
38	2.7765	80	2.1239
39	2.7774	81	2.6723
40	2.9551	82	2.1018
41	2.9229	83	2.2806
42	3.1143

(1)	Assumes One-Month LIBOR and Six-Month LIBOR are equal to their respective forward curves and prepayments equal to 100% of the Prepayment Assumption.
(2)	Schedule shown to Call.

Breakeven CDR Table*

The tables below describe the Constant Default Rate (“CDR”), and the related cumulative loss on the mortgage loans when the referenced Class begins to incur a principal deficiency. Calculations are run to maturity at forward LIBOR. Other assumptions incorporated include the following: (1) 100% of the Prepayment Assumption, (2) 40% loss severity, (3) 6-month lag from default to loss, (4) triggers fail (i.e., no stepdown), and (5) 1-month and 6-month LIBOR are equal to their respective forward curves.

	CDR Break%	Cumulative Loss%
Class M-1	20.05	17.34
Class M-2	16.31	15.03
Class M-3	14.13	13.55
Class M-4	12.38	12.27
Class M-5	10.74	10.99
Class M-6	9.37	9.85
Class M-7	8.18	8.82
Class M-8	7.39	8.10
Class M-9	6.07	6.84

Sensitivity Analysis - To Maturity

Percent of Pricing Prepayment Assumption	50%	75%	100%	125%	150%
Class A-1
Average Life (yrs)	1.60	1.18	0.95	0.80	0.70
Principal Payment Window (Mths)	1 - 38	1 - 26	1 - 22	1 - 18	1 - 15
Expected Final Maturity	08/25/2009	08/25/2008	04/25/2008	12/25/2007	09/25/2007

Class A-2
Average Life (yrs)	3.77	2.56	2.00	1.70	1.43
Principal Payment Window (Mths)	38 - 53	26 - 36	22 - 27	18 - 23	15 - 20
Expected Final Maturity	11/25/2010	06/25/2009	09/25/2008	05/25/2008	02/25/2008

Class A-3
Average Life (yrs)	6.78	4.55	3.25	2.31	1.97
Principal Payment Window (Mths)	53 - 121	36 - 81	27 - 60	23 - 35	20 - 29
Expected Final Maturity	07/25/2016	03/25/2013	06/25/2011	05/25/2009	11/25/2008

Class A-4
Average Life (yrs)	15.31	10.63	7.91	6.06	4.00
Principal Payment Window (Mths)	121 - 326	81 - 254	60 - 195	35 - 155	29 - 126
Expected Final Maturity	08/25/2033	08/25/2027	09/25/2022	05/25/2019	12/25/2016

Sensitivity Analysis - To Maturity

Percent of Pricing Prepayment Assumption	50%	75%	100%	125%	150%
Class M-1
Average Life (yrs)	10.17	6.94	5.37	4.82	5.21
Principal Payment Window (Mths)	54 - 284	37 - 207	41 - 157	46 - 123	55 - 100
Expected Final Maturity	02/25/2030	09/25/2023	07/25/2019	09/25/2016	10/25/2014

Class M-2
Average Life (yrs)	10.14	6.92	5.31	4.64	4.63
Principal Payment Window (Mths)	54 - 275	37 - 198	40 - 150	43 - 117	49 - 95
Expected Final Maturity	05/25/2029	12/25/2022	12/25/2018	03/25/2016	05/25/2014

Class M-3
Average Life (yrs)	10.11	6.89	5.27	4.53	4.35
Principal Payment Window (Mths)	54 - 264	37 - 188	39 - 142	42 - 111	46 - 90
Expected Final Maturity	06/25/2028	02/25/2022	04/25/2018	09/25/2015	12/25/2013

Class M-4
Average Life (yrs)	10.07	6.86	5.23	4.45	4.19
Principal Payment Window (Mths)	54 - 255	37 - 181	39 - 136	41 - 107	44 - 86
Expected Final Maturity	09/25/2027	07/25/2021	10/25/2017	05/25/2015	08/25/2013

Class M-5
Average Life (yrs)	10.02	6.82	5.19	4.39	4.06
Principal Payment Window (Mths)	54 - 246	37 - 174	38 - 130	40 - 102	42 - 82
Expected Final Maturity	12/25/2026	12/25/2020	04/25/2017	12/25/2014	04/25/2013

Class M-6
Average Life (yrs)	9.95	6.77	5.13	4.32	3.95
Principal Payment Window (Mths)	54 - 235	37 - 166	38 - 123	39 - 96	41 - 78
Expected Final Maturity	01/25/2026	04/25/2020	09/25/2016	06/25/2014	12/25/2012

Class M-7
Average Life (yrs)	9.86	6.70	5.08	4.25	3.85
Principal Payment Window (Mths)	54 - 223	37 - 156	38 - 116	39 - 91	40 - 73
Expected Final Maturity	01/25/2025	06/25/2019	02/25/2016	01/25/2014	07/25/2012

Class M-8
Average Life (yrs)	9.76	6.62	5.01	4.18	3.78
Principal Payment Window (Mths)	54 - 210	37 - 146	37 - 108	38 - 85	39 - 68
Expected Final Maturity	12/25/2023	08/25/2018	06/25/2015	07/25/2013	02/25/2012

Class M-9
Average Life (yrs)	9.52	6.44	4.87	4.06	3.64
Principal Payment Window (Mths)	54 - 199	37 - 138	37 - 102	38 - 80	38 - 64
Expected Final Maturity	01/25/2023	12/25/2017	12/25/2014	02/25/2013	10/25/2011

Sensitivity Analysis - To Call

Percent of Pricing Prepayment Assumption	50%	75%	100%	125%	150%
Class A-1
Average Life (yrs)	1.60	1.18	0.95	0.80	0.70
Principal Payment Window (Mths)	1 - 38	1 - 26	1 - 22	1 - 18	1 - 15
Expected Final Maturity	08/25/2009	08/25/2008	04/25/2008	12/25/2007	09/25/2007

Class A-2
Average Life (yrs)	3.77	2.56	2.00	1.70	1.43
Principal Payment Window (Mths)	38 - 53	26 - 36	22 - 27	18 - 23	15 - 20
Expected Final Maturity	11/25/2010	06/25/2009	09/25/2008	05/25/2008	02/25/2008

Class A-3
Average Life (yrs)	6.78	4.55	3.25	2.31	1.97
Principal Payment Window (Mths)	53 - 121	36 - 81	27 - 60	23 - 35	20 - 29
Expected Final Maturity	07/25/2016	03/25/2013	06/25/2011	05/25/2009	11/25/2008

Class A-4
Average Life (yrs)	12.85	8.66	6.41	4.88	3.16
Principal Payment Window (Mths)	121 - 166	81 - 112	60 - 83	35 - 65	29 - 52
Expected Final Maturity	04/25/2020	10/25/2015	05/25/2013	11/25/2011	10/25/2010

Sensitivity Analysis - To Call

Percent of Pricing Prepayment Assumption	50%	75%	100%	125%	150%
Class M-1
Average Life (yrs)	9.25	6.22	4.82	4.40	4.32
Principal Payment Window (Mths)	54 - 166	37 - 112	41 - 83	46 - 65	52 - 52
Expected Final Maturity	04/25/2020	10/25/2015	05/25/2013	11/25/2011	10/25/2010

Class M-2
Average Life (yrs)	9.25	6.22	4.78	4.23	4.26
Principal Payment Window (Mths)	54 - 166	37 - 112	40 - 83	43 - 65	49 - 52
Expected Final Maturity	04/25/2020	10/25/2015	05/25/2013	11/25/2011	10/25/2010

Class M-3
Average Life (yrs)	9.25	6.22	4.76	4.13	4.02
Principal Payment Window (Mths)	54 - 166	37 - 112	39 - 83	42 - 65	46 - 52
Expected Final Maturity	04/25/2020	10/25/2015	05/25/2013	11/25/2011	10/25/2010

Class M-4
Average Life (yrs)	9.25	6.22	4.75	4.08	3.88
Principal Payment Window (Mths)	54 - 166	37 - 112	39 - 83	41 - 65	44 - 52
Expected Final Maturity	04/25/2020	10/25/2015	05/25/2013	11/25/2011	10/25/2010

Class M-5
Average Life (yrs)	9.25	6.22	4.74	4.04	3.77
Principal Payment Window (Mths)	54 - 166	37 - 112	38 - 83	40 - 65	42 - 52
Expected Final Maturity	04/25/2020	10/25/2015	05/25/2013	11/25/2011	10/25/2010

Class M-6
Average Life (yrs)	9.25	6.22	4.73	4.01	3.69
Principal Payment Window (Mths)	54 - 166	37 - 112	38 - 83	39 - 65	41 - 52
Expected Final Maturity	04/25/2020	10/25/2015	05/25/2013	11/25/2011	10/25/2010

Class M-7
Average Life (yrs)	9.25	6.22	4.73	3.98	3.63
Principal Payment Window (Mths)	54 - 166	37 - 112	38 - 83	39 - 65	40 - 52
Expected Final Maturity	04/25/2020	10/25/2015	05/25/2013	11/25/2011	10/25/2010

Class M-8
Average Life (yrs)	9.25	6.22	4.72	3.96	3.59
Principal Payment Window (Mths)	54 - 166	37 - 112	37 - 83	38 - 65	39 - 52
Expected Final Maturity	04/25/2020	10/25/2015	05/25/2013	11/25/2011	10/25/2010

Class M-9
Average Life (yrs)	9.25	6.22	4.71	3.94	3.53
Principal Payment Window (Mths)	54 - 166	37 - 112	37 - 83	38 - 65	38 - 52
Expected Final Maturity	04/25/2020	10/25/2015	05/25/2013	11/25/2011	10/25/2010

The Mortgage Loans(1)

Scheduled Principal Balance:	$835,719,121
Number of Mortgage Loans:	4,766
Average Scheduled Principal Balance:	$175,350
Weighted Average Gross Coupon:	7.829%
Weighted Average Net Coupon: (2)	7.329%
Weighted Average FICO Score:	631
Weighted Average Original LTV Ratio: (3)	76.78%
Weighted Average Stated Remaining Term (months):	351
Weighted Average Seasoning (months):	2
Weighted Average Months to Roll: (4)	28
Weighted Average Gross Margin: (4)	5.373%
Weighted Average Initial Rate Cap: (4)	1.497%
Weighted Average Periodic Rate Cap: (4)	1.497%
Weighted Average Gross Maximum Lifetime Rate: (4)	15.229%

(1)	All percentages calculated herein are percentages of scheduled principal balance of the initial mortgage loan pool, as of the Cut-off Date, unless otherwise noted.
(2)	The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the servicing fee.
(3)	LTV in this table and hereafter will be defined as LTV for first lien loans and CLTV for second lien loans.
(4)	Calculated based on the aggregate scheduled principal balance of the adjustable rate Mortgage Loans, as of the Cut-off Date.

Distribution by Current Principal Balance

Current Principal Balance	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Pct. Full Doc	Pct. Owner Occupied
$25,000 & Below	34	$721,039	0.09%	11.306%	635	$21,207	97.08%	61.31%	96.95%
$25,001 - $50,000	137	5,667,515	0.68	10.034	628	41,369	76.24	74.91	90.15
$50,001 - $75,000	510	33,613,197	4.02	8.749	610	65,908	71.39	80.44	88.40
$75,001 - $100,000	733	64,680,518	7.74	8.503	611	88,241	75.66	82.76	92.75
$100,001 - $125,000	520	58,543,128	7.01	8.290	613	112,583	76.68	81.66	92.62
$125,001 - $150,000	542	74,679,707	8.94	7.966	614	137,785	76.88	82.61	96.27
$150,001 - $175,000	461	74,923,232	8.97	7.752	617	162,523	76.31	81.82	95.46
$175,001 - $200,000	395	74,253,742	8.89	7.739	625	187,984	76.85	75.99	95.98
$200,001 - $225,000	307	65,201,202	7.80	7.651	627	212,382	76.29	73.57	95.44
$225,001 - $250,000	231	55,080,376	6.59	7.634	631	238,443	77.66	67.91	98.68
$250,001 - $275,000	153	40,141,710	4.80	7.517	637	262,364	79.27	67.76	96.75
$275,001 - $300,000	149	43,017,389	5.15	7.539	639	288,707	75.86	61.83	96.03
$300,001 - $325,000	111	34,854,252	4.17	7.771	634	314,002	78.05	60.26	96.42
$325,001 - $350,000	101	34,263,832	4.10	7.790	636	339,246	77.04	47.72	96.08
$350,001 - $375,000	56	20,233,717	2.42	7.655	657	361,316	77.38	46.39	100.00
$375,001 - $400,000	58	22,554,524	2.70	7.622	650	388,871	79.90	58.45	94.69
$400,001 - $425,000	46	19,040,206	2.28	7.415	636	413,918	76.42	52.01	97.80
$425,001 - $450,000	57	25,011,035	2.99	7.474	646	438,790	76.46	47.36	100.00
$450,001 - $475,000	34	15,810,289	1.89	7.304	659	465,008	78.50	67.79	97.06
$475,001 - $500,000	42	20,522,822	2.46	7.503	651	488,639	77.72	47.76	95.19
$500,001 - $750,000	89	52,905,690	6.33	7.388	684	594,446	77.29	29.75	96.51

Total:	4,766	$835,719,121	100.00%	7.829%	631	$175,350	76.78%	68.15%	95.59%

Distribution by Current Mortgage Rate

Current Mortgage Rate	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Pct. Full Doc	Pct. Owner Occupied
5.000 - 5.999%	146	$33,462,426	4.00%	5.876%	711	$229,195	64.45%	76.00%	99.39%
6.000 - 6.999%	970	212,617,179	25.44	6.672	666	219,193	73.53	70.31	96.43
7.000 - 7.999%	1,462	270,434,921	32.36	7.625	628	184,976	77.43	69.58	96.40
8.000 - 8.999%	1,340	222,621,717	26.64	8.570	607	166,136	78.62	65.30	95.46
9.000 - 9.999%	563	73,445,259	8.79	9.526	585	130,453	80.17	68.35	90.08
10.000 - 10.999%	147	14,294,737	1.71	10.531	594	97,243	83.84	59.16	88.13
11.000 - 11.999%	68	4,692,208	0.56	11.709	618	69,003	93.85	32.52	98.60
12.000% & Above	70	4,150,675	0.50	12.800	632	59,295	98.61	22.80	95.07

Total:	4,766	$835,719,121	100.00%	7.829%	631	$175,350	76.78%	68.15%	95.59%

Distribution by FICO Score

Fico Score	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Pct. Full Doc	Pct. Owner Occupied
800 & Above	14	$2,645,183	0.32%	6.636%	805	$188,942	63.31%	76.13%	100.00%
775 - 799	53	11,276,297	1.35	6.834	786	212,760	67.13	65.49	92.07
750 - 774	77	17,599,153	2.11	6.756	761	228,560	72.89	71.02	94.60
725 - 749	135	30,379,306	3.64	7.043	736	225,032	74.96	51.10	96.42
700 - 724	254	53,798,984	6.44	7.021	712	211,807	76.03	46.33	91.98
675 - 699	373	82,637,420	9.89	7.248	686	221,548	77.79	49.18	93.46
650 - 674	589	116,943,784	13.99	7.532	661	198,546	77.74	56.39	94.87
625 - 649	801	138,000,560	16.51	7.900	637	172,285	78.82	62.31	95.66
600 - 624	674	106,194,680	12.71	7.980	613	157,559	76.99	72.68	94.23
575 - 599	642	103,897,893	12.43	8.191	587	161,835	78.08	77.67	96.51
550 - 574	654	97,831,418	11.71	8.443	562	149,589	77.90	86.03	98.26
525 - 549	293	43,207,591	5.17	8.532	536	147,466	71.17	97.91	98.34
500 - 524	206	31,182,236	3.73	8.783	517	151,370	70.82	96.86	99.84
N/A	1	124,616	0.01	8.500	N/A	124,616	22.32	100.00	100.00

Total:	4,766	$835,719,121	100.00%	7.829%	631	$175,350	76.78%	68.15%	95.59%

Distribution by Lien Position

Lien Position	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Pct. Full Doc	Pct. Owner Occupied
First Lien	4,541	$822,273,942	98.39%	7.772%	631	$181,078	76.43%	68.77%	95.54%
Second Lien	225	13,445,180	1.61	11.338	647	59,756	98.11	30.41	98.53

Total:	4,766	$835,719,121	100.00%	7.829%	631	$175,350	76.78%	68.15%	95.59%

Distribution by Original LTV

Original LTV	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Pct. Full Doc	Pct. Owner Occupied
15.00% & Below	4	$260,256	0.03%	7.946%	659	$65,064	11.58%	100.00%	44.35%
15.01 - 20.00%	12	844,260	0.10	7.321	640	70,355	16.79	65.23	100.00
20.01 - 25.00%	19	1,877,661	0.22	7.530	626	98,824	23.14	79.13	59.28
25.01 - 30.00%	17	1,517,523	0.18	7.235	609	89,266	27.97	52.72	94.67
30.01 - 35.00%	50	6,608,422	0.79	6.856	659	132,168	32.96	62.77	91.24
35.01 - 40.00%	40	4,357,441	0.52	7.055	658	108,936	37.20	73.12	93.83
40.01 - 45.00%	82	11,771,180	1.41	7.168	622	143,551	42.93	66.60	97.26
45.01 - 50.00%	85	12,692,486	1.52	7.206	638	149,323	48.06	78.33	92.41
50.01 - 55.00%	128	19,911,424	2.38	7.080	625	155,558	52.80	73.31	96.63
55.01 - 60.00%	166	26,173,190	3.13	7.429	617	157,670	57.64	66.72	95.06
60.01 - 65.00%	214	35,064,804	4.20	7.423	624	163,854	63.05	73.38	93.83
65.01 - 70.00%	300	47,559,356	5.69	7.611	609	158,531	68.23	72.50	91.97
70.01 - 75.00%	446	80,096,667	9.58	7.666	624	179,589	73.53	65.91	94.79
75.01 - 80.00%	1,691	347,915,786	41.63	7.879	646	205,746	79.59	54.68	95.06
80.01 - 85.00%	501	88,284,530	10.56	7.811	612	176,217	83.82	89.96	95.20
85.01 - 90.00%	796	138,043,372	16.52	8.048	618	173,421	89.13	88.98	99.98
90.01 - 95.00%	18	864,088	0.10	11.615	645	48,005	94.98	20.09	92.77
95.01 -100.00%	197	11,876,676	1.42	11.310	646	60,288	99.96	30.61	99.05

Total:	4,766	$835,719,121	100.00%	7.829%	631	$175,350	76.78%	68.15%	95.59%

Distribution by Documentation

Documentation	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Pct. Full Doc	Pct. Owner Occupied
Full	3,564	$569,583,879	68.15%	7.762%	619	$159,816	77.00%	100.00%	97.06%
Stated	888	192,454,988	23.03	8.080	662	216,729	75.16	0.00	91.31
Alt	314	73,680,254	8.82	7.699	642	234,650	79.32	0.00	95.37

Total:	4,766	$835,719,121	100.00%	7.829%	631	$175,350	76.78%	68.15%	95.59%

Distribution by Purpose

Purpose	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Pct. Full Doc	Pct. Owner Occupied
Cashout Refi	3,480	$600,518,828	71.86%	7.732%	620	$172,563	75.59%	74.43%	95.44%
Purchase	1,123	206,620,824	24.72	8.162	662	183,990	80.41	49.16	95.93
Rate/term Refi	163	28,579,469	3.42	7.483	640	175,334	75.55	73.64	96.22

Total:	4,766	$835,719,121	100.00%	7.829%	631	$175,350	76.78%	68.15%	95.59%

Distribution by Occupancy

Occupancy	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Pct. Full Doc	Pct. Owner Occupied
Owner Occupied	4,498	$798,841,645	95.59%	7.809%	630	$177,599	76.97%	69.21%	100.00%
Investor Property	231	30,163,611	3.61	8.368	653	130,578	74.87	42.51	0.00
Second Home	37	6,713,865	0.80	7.797	650	181,456	62.87	58.35	0.00

Total:	4,766	$835,719,121	100.00%	7.829%	631	$175,350	76.78%	68.15%	95.59%

Distribution by Property Type

Property Type	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Pct. Full Doc	Pct. Owner Occupied
Single Family	3,749	$619,700,770	74.15%	7.840%	627	$165,298	76.51%	69.47%	95.55%
PUD	469	103,692,329	12.41	7.697	636	221,092	77.47	66.86	96.68
Condo	286	47,057,597	5.63	7.890	645	164,537	77.51	64.28	87.87
2 Family	142	35,380,053	4.23	7.889	646	249,155	77.82	47.62	100.00
3-4 Family	70	21,769,720	2.60	7.973	664	310,996	76.89	74.77	100.00
Townhouse	43	7,274,168	0.87	7.538	634	169,167	78.41	78.48	98.29
Modular Home	7	844,484	0.10	9.084	620	120,641	89.10	76.18	100.00

Total:	4,766	$835,719,121	100.00%	7.829%	631	$175,350	76.78%	68.15%	95.59%

Distribution by State

State	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Pct. Full Doc	Pct. Owner Occupied
CA	476	$128,341,624	15.36%	7.262%	654	$269,625	71.54%	53.95%	96.02%
FL	757	127,311,948	15.23	7.705	624	168,180	75.41	67.50	93.15
IL	269	49,291,636	5.90	8.244	636	183,240	80.21	58.24	96.42
TX	380	42,799,781	5.12	7.950	614	112,631	77.51	72.51	96.94
AZ	225	41,042,902	4.91	7.610	619	182,413	75.81	79.22	95.94
MD	191	40,710,362	4.87	8.010	605	213,143	77.43	80.31	97.24
WA	183	36,520,222	4.37	7.610	636	199,564	79.05	80.33	93.32
MA	139	36,289,794	4.34	7.978	642	261,078	77.35	60.02	98.03
NJ	121	33,449,051	4.00	7.852	638	276,438	75.38	54.87	94.59
GA	193	27,521,341	3.29	8.492	620	142,598	80.27	68.20	95.58
Other	1,832	272,440,460	32.60	8.007	629	148,712	78.64	73.86	95.96

Total:	4,766	$835,719,121	100.00%	7.829%	631	$175,350	76.78%	68.15%	95.59%

Distribution by Remaining Months to Maturity

Remaining Months To Maturity	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Pct. Full Doc	Pct. Owner Occupied
1 - 140	25	$2,026,652	0.24%	7.184%	657	$81,066	70.36%	81.40%	100.00%
161 - 180	330	25,115,722	3.01	9.416	643	76,108	81.28	56.18	95.47
221 - 240	85	8,803,899	1.05	7.645	633	103,575	70.54	78.06	95.18
281 - 300	17	1,948,039	0.23	7.311	631	114,591	70.34	82.55	100.00
341 - 360	4,309	797,824,810	95.47	7.784	630	185,153	76.74	68.35	95.57

Total:	4,766	$835,719,121	100.00%	7.829%	631	$175,350	76.78%	68.15%	95.59%

Distribution by Amortization Type

Amortization Type	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Pct. Full Doc	Pct. Owner Occupied
2 YR ARM	596	$106,208,405	12.71%	8.432%	614	$178,202	78.04%	62.04%	92.15%
2 YR ARM Balloon 40/30	401	93,734,207	11.22	8.153	619	233,751	79.77	63.13	97.06
2 YR ARM IO	78	25,009,653	2.99	7.562	678	320,637	78.95	27.78	100.00
3 YR ARM	533	83,282,390	9.97	8.533	616	156,252	79.37	60.58	93.03
3 YR ARM Balloon 40/30	322	68,097,209	8.15	8.208	612	211,482	80.19	66.02	95.48
3 YR ARM IO	87	26,369,396	3.16	7.443	684	303,097	78.06	31.85	100.00
5 YR ARM	21	4,125,253	0.49	8.074	624	196,441	80.48	64.64	100.00
5 YR ARM Balloon 40/30	11	2,404,022	0.29	8.368	584	218,547	78.85	88.20	100.00
5 YR ARM IO	1	142,000	0.02	7.375	618	142,000	81.94	100.00	100.00
6 month ARM	1	160,186	0.02	6.199	678	160,186	90.00	100.00	100.00
Fixed	1,998	302,763,752	36.23	7.386	636	151,533	72.89	78.07	95.49
Fixed Balloon 30/15	211	12,929,041	1.55	11.320	648	61,275	98.36	29.70	97.32
Fixed Balloon 40/30	402	82,745,791	9.90	7.298	628	205,835	76.40	84.08	96.90
Fixed IO	104	27,747,817	3.32	6.723	675	266,806	75.20	68.09	98.77

Total:	4,766	$835,719,121	100.00%	7.829%	631	$175,350	76.78%	68.15%	95.59%

Distribution by Initial Periodic Cap

Initial Periodic Cap	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Pct. Full Doc	Pct. Owner Occupied
1.00%	15	$2,663,590	0.32%	8.107%	620	$177,573	81.44%	49.81%	95.99%
1.50%	2,036	406,869,130	48.68	8.230	624	199,837	79.14	58.89	95.12
Fixed Rate	2,715	426,186,401	51.00	7.445	638	156,975	74.50	77.12	96.03

Total:	4,766	$835,719,121	100.00%	7.829%	631	$175,350	76.78%	68.15%	95.59%

Distribution by Periodic Cap

Periodic Cap	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Pct. Full Doc	Pct. Owner Occupied
1.00%	15	$2,663,590	0.32%	8.107%	620	$177,573	81.44%	49.81%	95.99%
1.50%	2,036	406,869,130	48.68	8.230	624	199,837	79.14	58.89	95.12
Fixed Rate	2,715	426,186,401	51.00	7.445	638	156,975	74.50	77.12	96.03

Total:	4,766	$835,719,121	100.00%	7.829%	631	$175,350	76.78%	68.15%	95.59%

Distribution by Next Rate Adjustment Date

Next Rate Adjustment Date	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Pct. Full Doc	Pct. Owner Occupied
April 2007	1	$126,037	0.02%	7.200%	601	$126,037	99.61%	100.00%	100.00%
April 2008	160	33,004,551	3.95	8.248	622	206,278	78.82	56.84	96.29
April 2009	279	50,715,523	6.07	8.229	622	181,776	79.38	60.60	96.15
April 2011	6	1,354,521	0.16	7.214	664	225,753	82.05	45.63	100.00
August 2008	1	44,093	0.01	8.679	634	44,093	85.00	100.00	100.00
December 2007	19	3,832,503	0.46	8.264	632	201,711	81.15	48.03	98.23
December 2008	2	252,015	0.03	8.804	527	126,008	77.83	100.00	100.00
December 2010	2	199,539	0.02	8.276	604	99,770	81.38	100.00	100.00
February 2008	50	9,718,882	1.16	8.413	609	194,378	78.98	62.90	100.00
February 2009	11	2,576,081	0.31	8.617	618	234,189	83.45	49.30	88.23
February 2011	3	852,633	0.10	8.300	630	284,211	82.48	100.00	100.00
January 2008	29	7,963,864	0.95	8.542	637	274,616	80.77	38.76	97.98
January 2009	1	63,576	0.01	9.500	582	63,576	75.00	0.00	100.00
June 2007	1	137,167	0.02	7.500	521	137,167	65.00	100.00	100.00
June 2008	168	37,564,354	4.49	8.249	629	223,597	79.13	52.56	97.97
June 2009	176	38,198,191	4.57	8.180	630	217,035	79.71	51.82	93.56
June 2011	5	848,800	0.10	8.439	573	169,760	75.73	63.48	100.00
March 2008	480	98,426,974	11.78	8.196	620	205,056	78.47	64.64	93.16
March 2009	271	52,271,638	6.25	8.351	620	192,884	79.49	61.54	95.54
March 2011	13	2,715,934	0.32	8.591	583	208,918	78.29	83.08	100.00
May 2008	162	33,433,456	4.00	8.105	628	206,379	78.87	53.37	93.59
May 2009	201	33,597,562	4.02	8.148	632	167,152	79.12	58.08	94.53
May 2011	4	699,848	0.08	7.824	629	174,962	83.73	66.25	100.00
November 2007	4	700,382	0.08	7.714	627	175,096	84.17	100.00	100.00
November 2008	1	74,407	0.01	10.150	533	74,407	84.89	100.00	100.00
Fixed Rate	2,715	426,186,401	51.00	7.445	638	156,975	74.50	77.12	96.03
September 2006	1	160,186	0.02	6.199	678	160,186	90.00	100.00	100.00

Total:	4,766	$835,719,121	100.00%	7.829%	631	$175,350	76.78%	68.15%	95.59%

Distribution by Life Maximum Rate

Life Maximum Rate	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Pct. Full Doc	Pct. Owner Occupied
Fixed Rate	2,715	$426,186,401	51.00%	7.445%	638	$156,975	74.50%	77.12%	96.03%
12.00 - 12.49%	1	160,186	0.02	6.199	678	160,186	90.00	100.00	100.00
12.50 - 12.99%	4	974,550	0.12	5.983	717	243,638	65.20	100.00	100.00
13.00 - 13.49%	17	4,502,987	0.54	6.311	709	264,882	76.57	52.10	100.00
13.50 - 13.99%	142	37,068,651	4.44	6.871	668	261,047	77.34	45.31	98.60
14.00 - 14.49%	178	42,227,484	5.05	7.301	644	237,233	78.98	67.07	96.39
14.50 - 14.99%	464	103,032,851	12.33	7.813	636	222,054	78.99	59.08	96.48
15.00 - 15.49%	306	64,069,334	7.67	8.272	623	209,377	79.41	58.42	97.00
15.50 - 15.99%	518	96,310,954	11.52	8.769	605	185,928	79.44	57.28	94.28
16.00% & Above	421	61,185,723	7.32	9.684	586	145,334	80.34	63.50	88.76

Total:	4,766	$835,719,121	100.00%	7.829%	631	$175,350	76.78%	68.15%	95.59%

Distribution by Margin

Margin	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Pct. Full Doc	Pct. Owner Occupied
Fixed Rate	2,715	$426,186,401	51.00%	7.445%	638	$156,975	74.50%	77.12%	96.03%
0.00 - 4.99%	730	169,665,407	20.30	7.557	645	232,418	78.45	55.07	96.45
5.00 - 5.49%	283	56,493,921	6.76	8.362	623	199,625	79.46	58.94	95.51
5.50 - 5.99%	337	63,092,912	7.55	8.636	608	187,219	79.91	62.16	94.76
6.00 - 6.49%	234	40,629,013	4.86	8.508	613	173,628	78.98	64.25	95.00
6.50 - 6.99%	212	37,077,557	4.44	8.951	604	174,894	79.98	60.93	88.53
7.00% & Above	255	42,573,910	5.09	9.236	591	166,957	79.90	61.70	95.71

Total:	4,766	$835,719,121	100.00%	7.829%	631	$175,350	76.78%	68.15%	95.59%

Distribution by Prepayment Penalty Term

Prepayment Penalty Term	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Pct. Full Doc	Pct. Owner Occupied
0	1,145	$196,569,468	23.52%	8.256%	626	$171,676	77.66%	62.44%	96.38%
6	63	13,374,260	1.60	7.841	631	212,290	79.87	62.08	94.72
12	165	35,516,228	4.25	8.013	643	215,250	77.79	51.85	93.40
18	24	6,329,015	0.76	7.102	671	263,709	78.76	61.45	100.00
24	374	67,715,542	8.10	8.214	623	181,058	78.41	61.93	94.94
30	18	3,500,391	0.42	7.572	636	194,466	80.59	96.37	93.24
36	1,449	264,261,083	31.62	7.821	633	182,375	76.76	64.51	94.52
42	10	1,764,739	0.21	7.454	641	176,474	76.08	78.19	94.27
48	15	2,835,135	0.34	8.033	631	189,009	78.25	83.56	100.00
54	2	429,115	0.05	7.947	633	214,557	87.61	100.00	100.00
60	1,501	243,424,144	29.13	7.383	632	162,175	75.19	80.63	96.52

Total:	4,766	$835,719,121	100.00%	7.829%	631	$175,350	76.78%	68.15%	95.59%